                                                                       Exhibit 3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus/Proxy Statement constituting part of this registration statement on Form N-14 (the Registration Statement) of the Orbitex Group of Funds of our report dated June 11, 1999 relating to the financial statements and financial highlights appearing in the April 30, 1999 Annual Report to Shareholders of the Orbitex Strategic Natural Resources Fund, Orbitex Growth Fund and Orbitex Info-Tech and Communications Fund which appears in Appendix C to the Prospectus/Proxy Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 19, 1999